UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Form 8-K/A is filed by AGL Resources Inc. to replace in its entirety the Form 8-K that was filed with the Securities and Exchange Commission on November 29, 2004. The erroneously filed version of this document inadvertently omitted the fourth through eighth paragraphs of the press release.

Item 7.01 Regulation FD Disclosure.

NEWS RELEASE

For Immediate Release

date: November 26, 2004

contact:

Financial

Steve Cave
Director, Investor Relations
404 584 3801 (office)
678 642 4258 (cell)
scave@aglresources.com

Media

Nick Gold
Director, Media Relations
404 584 3457 (office)
404 275 9501 (cell)
ngold@aglresources.com

SEC Approves AGL Resources’ Acquisition of NUI Corp.

AGL RESOURCES TO BE EAST COAST’S LARGEST NATURAL GAS DISTRIBUTOR
MANAGEMENT APPOINTMENTS ANNOUNCED

ATLANTA, Ga. — Nov. 26, 2004 — The Securities and Exchange Commission (SEC) today approved the acquisition by AGL Resources Inc. (NYSE:ATG) of NUI Corp. (NYSE:NUI), a diversified energy company with natural gas utilities, storage and pipeline operations, for $13.70 per share in cash and the assumption of NUI’s debt at closing. The transaction is expected to close Nov. 30, 2004.

The addition of NUI will expand AGL Resources’ base of urban utility operations to 2.2 million customers in six states and strengthens its position as the largest operator of natural gas utility assets in the eastern United States. In 2003, AGL Resources was named Gas Company of the Year by Platts Global Energy.

“AGL Resources and NUI had requested expedited approval to close the transaction prior to year end - before the peak of the winter so that NUI customers would continue to receive natural gas service without interruption,” said Paula Rosput Reynolds, chairman, president and chief executive officer of AGL Resources. “We are gratified that regulators in three states and the federal government agreed with this priority and approved this acquisition in an expedited time frame.”

Reynolds said that beginning in the new year, the company would announce commitments to all of its gas customers as to the types and time frame in which they can expect to experience service improvements.

AGL Resources announced its plans to acquire the financially troubled NUI in July of this year. The New Jersey Board of Public Utilities (NJBPU) unanimously approved the regulatory settlement agreement (related to Elizabethtown Gas) on Nov. 9, 2004. The terms of the agreement included:

•	An accelerated payment of the $21 million in customer refunds outstanding from the $28 million in refunds ordered by the NJBPU. This averages approximately $75 per residential customer beginning with the January billing cycle.
•	A base rate freeze for a five-year period, with customers participating in any over-earnings in the fourth and fifth years.
•	A retirement enhancement for New Jersey-based employees.
•	A three-year asset-management agreement between Elizabethtown Gas and Sequent Energy Management, a wholly owned subsidiary of AGL Resources.

AGL Resources also announced the reorganization of its six-state territory into two divisions:

•	Mid-Atlantic Operations — Maryland, New Jersey and Virginia
•	Southern Operations — Florida, Georgia and Tennessee

The divisions will be overseen by Hank Linginfelter, who will become senior vice president, Mid-Atlantic Operations, and Suzanne Sitherwood, who was named senior vice president, Southern Operations.

Linginfelter, who is based in Norfolk, Va., will continue to serve as president of Virginia Natural Gas and will add responsibilities for the NUI distribution operations, which include Elizabethtown Gas (New Jersey), Elkton Gas (Maryland) and Virginia Gas (Saltville, Va.).

Sitherwood, who is based in Atlanta, formerly served as vice president, gas operations and capacity planning. Sitherwood will succeed Isaac Blythers as president of Atlanta Gas Light and Chattanooga Gas and will also be in charge of NUI’s City Gas of Florida. Blythers, who has served as president of Atlanta Gas Light and Chattanooga Gas since 2002, will join the office of the CEO until his retirement on May 1, 2005, after 30 years of service.

Eric Martinez, formerly senior vice president at AGL Resources division, Pivotal Energy Development, will report to Linginfelter and will become vice president and general manager of Elizabethtown Gas. Charles Rawson, formerly managing director, wholesale services, at Atlanta Gas Light, will report to Sitherwood as vice president and general manager, City Gas of Florida.

Three Atlanta Gas Light region managers will assume duties in the NUI franchise areas as AGL Resources seeks to unify and improve operational efficiencies across the company. Eddie V. Wood and Don Carter will assume responsibilities at Elizabethtown Gas, while Eduardo Noriega will take on duties at City Gas of Florida.

Beth Reese will become vice president, customer service, and Scott Carter is newly appointed as vice president, regulatory affairs. Jodi Gidley succeeds Sitherwood as vice president of gas operations and capacity planning. Patricia Keefe, who was vice president at Elizabethtown Gas, will join the AGL Resources regulatory affairs organization.

Other recent appointments at AGL Resources include Melanie Platt, who became senior vice president of human resources and chairman of the AGL Resources Foundation. In addition, Ralph Cleveland will serve as senior vice president, engineering and operations while Bryan Batson will become senior vice president, regulatory affairs and customer service.

Myra Coleman has been named executive director of corporate governance and securities counsel. John Ebert was named executive vice president of Pivotal Energy Development, and Dat T. Tran will become chief counsel for regulatory affairs.

NUI’s shareholders overwhelmingly approved the AGL Resources acquisition on Oct. 21, 2004. On Nov. 15, AGL Resources made a public offering of 11,044,000 shares of its common stock. The net proceeds from the offering of approximately $332 million will be used to purchase the outstanding capital stock of NUI and to fund AGL Resources’ recently completed purchase of Louisiana-based Jefferson Island Storage & Hub LLC. The remaining net proceeds will be used to repay short-term debt and for general corporate purposes.

About AGL Resources

AGL Resources (NYSE: ATG) is an Atlanta-based energy services holding company and was named 2003 Gas Company of the Year by Platts Global Energy Awards. Its utility subsidiaries - Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas - serve approximately 1.8 million customers in three states. Houston-based subsidiary Sequent Energy Management provides natural gas asset management, producer, storage and hub services. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. The company also owns and operates Jefferson Island Storage & Hub, a high deliverability natural gas storage facility near the Henry Hub in Louisiana. For more information, visit www.aglresources.com.

Photographs of senior vice presidents Hank Linginfelter and Suzanne Sitherwood as well as the other AGL Resources executives are available upon request. Please contact Martha Woodham at 404.584.3054 or mwoodham@aglresources.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: December 6, 2004	/s/ Paul R. Shlanta
Senior Vice President, General Counsel and Chief Compliance Officer